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                             LOAN MODIFICATION NO. 3

AMONG:              Pacific Rehabilitation & Sports
                    Medicine, Inc. ("Borrower")

AND:                Bank of America Oregon (the "Bank")

EFFECTIVE DATE:     January      , 1996
                            -----

          This Loan Modification No. 3 (the "Modification") is entered into on the above date by the Borrower and the Bank.

          1. BACKGROUND. The Borrower entered into a Business Loan Agreement (Receivables) with the Bank dated as of December 23, 1994. The parties modified the Business Loan Agreement pursuant to Loan Modification No. 1, effective as of April 19, 1995 ("Loan Modification No. 1") and pursuant to Loan Modification No. 2, effective as of June 30, 1995 ("Loan Modification No. 2"). The Business Loan Agreement, Loan Modification No. 1 and Loan Modification No. 2 shall hereinafter be referred to collectively as the "Agreement." The Borrower is entering into this Modification to state the terms and conditions of certain modifications to the Agreement. Capitalized terms used in this Modification shall, unless otherwise defined in this Modification, have the meaning given to such terms in the Agreement.

          2.   MODIFICATIONS TO THE AGREEMENT.

               a. SECTION 1.1. Section 1.1 of the Agreement is deleted and in its place is inserted the following:

          1.1  "Borrowing Base" means:

               (a)  The lesser of:

                    (i) Twelve Million Five Hundred Thousand Dollars ($12,500,000); or

                    (ii) 85% of the balance due on Acceptable Receivables minus the sum of (A) the bad debt allowance for accounts receivable contained in the Borrower's most recent Form 10-K Annual Report ("10-K") or Form 10-Q Quarterly Report ("10-Q") provided to the Bank and (B) contractual allowances provided by the Borrower or any Subsidiary as set forth in the Borrower's most recent 10-K or 10-Q provided to the Bank; or

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                    (iii) 85% of the amount resulting from the following
                          computation:

                          (A) 100% of the sum of the Borrower's net revenue for
                              the previous three months as established by generally accepted accounting principles consistently applied ("Net Revenue");

                          (B) Multiplied by 120 for calculations of the
                              Borrowing Base on or after January 1, 1996;

                          (C) Divided by 91.

               For the purposes of this Agreement, the Borrower's Net Revenue and Acceptable Receivables (as defined below) include the Net Revenues and accounts receivable of the Borrower's subsidiaries, and any subsidiary of a subsidiary, including, but not limited to, Leeward Back and Neck, Inc., PR Acquisition Corporation, Dade Physical Therapy Rehab, Inc., Pacific Rehab of Maryland, Inc., Longview Physician's Physical Therapy, Inc. and St. Paul & Biddle Medical Associates, LLC, (hereinafter referred to individually and collectively as the "Subsidiary")."

               b. INTEREST RATE. Section 2.3(a) is hereby deleted in its entirety and replaced with the following:

          "(a) Unless the Borrower elects an optional interest rate as described below, the interest rate is the Reference Rate plus 1.0 percentage point."

               c. OFFSHORE RATE. Section 2.7 of the Agreement is hereby amended to provide that Borrower may elect to have all or portions of the principal balance of the line of credit bear interest at the Offshore Rate plus
2.5 percentage points.

               d. FACILITY NO. 2. Sections 3.1 to 3.6 of the Agreement, regarding the equipment line of credit (referred to in the Agreement as "Facility No. 2"), are hereby deleted in their entirety.

               e. DEFAULT RATE. Section 6.10 of the Agreement is hereby amended by adding the following:

          "Upon the occurrence and during the continuation of any default resulting from a breach of Section 9.3 (Funded Debt to EBITDA Ratio) or Section 9.4 (Fixed Charge Coverage Ratio) of this Agreement, advances under this

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          Agreement will at the option of the Bank bear interest at a rate per annum which is 1 percent higher than the rate of interest otherwise provided under this Agreement. Upon the occurrence and during the continuation of any default resulting from a breach of one or more of the Covenants (other than Sections 9.3 or 9.4) contained in this Agreement, advances under this Agreement will at the option of the Bank bear interest at a rate per annum which is 3 percentage points higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any event of default."

          3. WAIVER OF BREACH OF COVENANTS.

               a. OVER ADVANCE OF BORROWING BASE. Borrower has breached the covenants contained in Section 2.1(c) of the Agreement by allowing an over advance of the Borrowing Base for Facility No. 1 to exist since November 1, 1995. Bank hereby waives the breach of covenant and forgoes its right to demand immediate payment of the over advance as of the date of this Modification.

               b. FUNDED DEBT TO EBITDA RATIO. It is anticipated that Borrower will breach the covenants contained in Section 9.3 of the Agreement relating to the Funded Debt to EBITDA Ratio (the "EBITDA Ratio") for the quarter ending December 31, 1995. Bank hereby waives any breach of the EBITDA Ratio for the quarter ending December 31, 1995.

               c. FIXED CHARGE COVERAGE RATIO. Borrower has breached the covenants contained in Section 9.4 of the Agreement relating to the Fixed Charge Coverage Ratio (the "FCCR Covenant") for the quarter ending September 30, 1995, and is anticipated to breach the FCCR Covenant for the quarter ending December 31, 1995. Bank hereby waives the breach of the FCCR Covenant for the quarter ending September 30, 1995 and any breach of the FCCR Covenant for the quarter ending December 31, 1995.

               d. FUTURE WAIVERS. The waivers of breaches of specific covenants of the Agreement contained in this Modification shall not be considered to be a waiver of that covenant or any other term, condition, covenant, obligation or undertaking or any subsequent breach of the same term, condition, covenant or undertaking.

          4. FEES. In consideration of Bank's consent to modify the Agreement, Borrower agrees to pay Bank a fee of Fifty Thousand Dollars ($50,000) (the "Fee"). The Fee shall be payable as follows:

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               (i)  Twenty Thousand Dollars ($20,000) shall be paid
                    upon execution of this Modification;

               (ii) Thirty Thousand Dollars ($30,000) shall be due and
                    payable on April 1, 1996 if Borrower's anticipated stock merger with Horizon/CMS has not been completed; if the stock merger is completed on or before April 1, 1996, and all of Borrower's indebtedness under the Agreement has been repaid in full to Bank, the Thirty Thousand Dollar ($30,000) balance of the Fee shall not be due or payable.

          5. NO OTHER MODIFICATIONS. Except as expressly modified by this Modification, the terms of the Agreement shall remain unchanged and in full force and effect. The Bank's agreement to modify the Agreement pursuant to this Modification shall not obligate Bank to make any further modifications to the Agreement, or Modification, or any other loan document. Nothing in this Modification shall constitute a satisfaction of any indebtedness of Borrower to Bank. It is the intention of Bank and the Borrower to retain as liable parties all makers and endorsers of the Agreement and Modification or any other loan document. No maker, endorser, or guarantor shall be released by virtue of this Modification. The terms of this paragraph shall apply not only to this Modification, but also to all subsequent loan modification agreements.

          6. REPRESENTATIONS AND WARRANTIES.

               a. Borrower represents and warrants to Bank that the execution, delivery and performance of this Modification are within Borrower's corporate powers, and have been duly authorized and are not in contravention of law or the terms of Borrower's charter, bylaws, or other incorporation papers, or of any undertaking of Borrower of which either Borrower is a party or by which it is bound.

               b. Borrower understands and agrees that in entering into this Modification, Bank is relying upon Borrower's representations, warranties, and agreements as set forth in the Agreement, and other loan documents. Borrower hereby reaffirms all representations and warranties in the Agreement, all of which

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are true with respect to each such corporation as of the date of this
Modification.

BORROWER:                          PACIFIC REHABILITATION
                                   SPORTS MEDICINE, INC.


                                   BY: /s/ John A. Elorriaga
                                      --------------------------------
                                           John A. Elorriaga
                                   Its:    President and
                                           Chief Executive Officer

LENDER:                            BANK OF AMERICA OREGON


                                   By:
                                      --------------------------------
                                           Robert E. McCall
                                   Its:    Vice President

          The undersigned guarantors consent to the modifications to the Agreement contained in this Modification, and ratify the provisions of the Continuing Guaranty executed by each guarantor for the benefit of Bank and confirm that all provisions of its Continuing Guaranty are in full force and effect.

                                   LEEWARD BACK AND NECK, INC.


                                   By:/s/ John A. Elorriaga
                                      --------------------------------
                                          John A. Elorriaga
                                   Its:   President

                                   P.R. ACQUISITION CORPORATION


                                   By:/s/ Randy Robertson
                                      --------------------------------
                                          Randy Robertson
                                   Its:   President



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